UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2008

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road

Northbrook, Illinois            60062

(Address of Principal Executive Offices)    Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On January 24, 2008, Allstate Life Insurance Company (the “Registrant”) entered into an Amendment to Reinsurance Agreement with American Heritage Life Insurance Company (“AHL”), effective December 1, 2007.  In the underlying Reinsurance and Adminstrative Services Agreement, between Columbia Universal Life Insurance Company (“CUL”) and AHL, effective February 1, 1998, CUL reinsures certain life insurance and annuity policies.  Effective June 30, 2004, the underlying agreement was amended, pursuant to a Novation and Assignment Agreement in which CUL assigned all of its rights, duties, obligations, and liabilities under the agreement to the Registrant.  Pursuant to this amendment to the agreement, the Registrant and AHL agree to make payments to each other within a specified time period.

The Registrant has determined that the Amendment to Reinsurance Agreement, together with the Novation and Assignment Agreement and underlying Reinsurance and Administrative Services Agreement, are material definitive agreements and accordingly are being filed as such.

The Registrant is a wholly-owned subsidiary of Allstate Insurance Company, a wholly-owned subsidiary of The Allstate Corporation.  AHL is a wholly-owned subsidiary of American Heritage Life Investment Corporation, a wholly-owned subsidiary of The Allstate Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Amendment to Reinsurance Agreement effective December 1, 2007 between American Heritage Life Insurance Company and Allstate Life Insurance Company

	10.2	Novation and Assignment Agreement effective June 30, 2004, among Allstate Life Insurance Company, American Heritage Life Insurance Company and Columbia Universal Life Insurance Company

	10.3	Reinsurance and Administrative Services Agreement effective February 1, 1998 between American Heritage Life Insurance Company and Columbia Universal Life Insurance Company

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Mary J. McGinn
	Name:	Mary J. McGinn
	Title:	Vice President and
Assistant Secretary

Date:   January 30, 2008